Exhibit 99.1

NEWS RELEASE

Nabors Announces First Quarter Results

HAMILTON, Bermuda, April 26, 2017 /PRNewswire/ — Nabors Industries Ltd. (“Nabors” or the “Company”) (NYSE: NBR) today reported first quarter 2017 operating revenue of $563 million, compared to operating revenue of $539 million in the prior quarter.  Net income from continuing operations attributable to Nabors for the quarter was a loss of $149 million, or $0.52 per share, compared to a loss of $331 million, or $1.17 per share, in the fourth quarter of 2016.  The first quarter results include $7.8 million in net after-tax charges, or $0.03 per share, representing premiums incurred in open market purchases of near-term debt.

Anthony Petrello, Nabors Chairman and CEO, commented, “I am disappointed that our first quarter results were well short of our expectations as downtime and extraordinary costs more than offset the positive impact of a second consecutive quarter of increased revenue.  This shortfall consisted primarily of lost revenues and higher costs related to the accelerated inspection and recertification of key structural components on a majority of the rigs in our largest international market and, to a lesser extent, higher than expected rig reactivation and relocation costs due to the rapid increase in demand for our U.S. lower 48 rigs.

“On the positive side, we saw our U.S. lower 48 working rig count increase by 29% for the second quarter in a row. The 93 rigs working today represent a 166% increase since the low point last May.  This outsized increase in utilization, combined with our improved market share, illustrates the superior performance of our best-in-class rigs and technology.  International fundamentals continue to improve and our base business is solid as evidenced by the 4% increase in revenue we would have realized, absent the recertification downtime and the demobilization revenue in the fourth quarter.”

Consolidated and Segment Results

Adjusted operating income for the Company was a loss of $104 million during the quarter, as compared to a loss of $70.2 million in the prior quarter.  Quarterly adjusted EBITDA for the Company represented a sequential decrease to $100 million, compared to $146 million in the fourth quarter.  For the quarter, the Company averaged 201 rigs operating at an average gross margin of $9,333 per rig day, compared to 177 rigs at $12,482 per rig day in the fourth quarter.

International adjusted EBITDA decreased sequentially by $19.6 million to $109 million with an average of 90 rigs working during the quarter.  The decrease was primarily attributable to the aforementioned downtime and associated expenses, which compressed total international margins by approximately $17 million.  In addition, the fourth quarter included a benefit of approximately $7 million in demobilization revenue in Russia.  The inspection and recertification process is substantially completed, and any further downtime and costs are anticipated to be minimal.

The Company expects the next and subsequent quarters to show marked improvement as a result of the completion of the recertification work, prospective customer plans for increased activity in multiple venues, and a full quarter’s contribution from recent rig reactivations in Colombia, Mexico, Argentina, and Kuwait.  Canadian operations averaged 22 rigs working during the seasonally high first quarter with average margins increasing sequentially by $633 per rig day. This higher activity represented a 60% year-over-year increase in revenue. Second quarter activity in Canada, historically the seasonal low point for activity, is expected to be higher than in recent years. The Company expects a similar degree of improvement for the full year in this key operation.

The U.S. Drilling segment posted adjusted EBITDA of $26.6 million for the quarter with an average of 89 rigs working compared to 72 rigs in the fourth quarter.  The lower 48 operation alone increased by 18 rigs during the first quarter.  The Company currently has 93 rigs working in the lower 48 operation.  This rapid increase in rig reactivations resulted in significantly higher than expected costs during the quarter.  These costs, representing a sequential increment of approximately $6 million in the first quarter, should abate throughout the balance of the year.

Additionally, with 86% of the lower 48 working rigs set to expire and reprice at increasing spot market rates before year end, subsequent quarters are expected to show meaningful increases in daily margins.  Results should also benefit from the deployment before year end of seven new build SmartRig™ units contracted at leading edge dayrates.  Furthermore, there are still 27 rigs being converted to SmartRig™ units before year-end, all of which should command premium rates.

Adjusted EBITDA for Rig Services, which consists of the Company’s manufacturing, directional drilling, and auxiliary services, decreased by $3.0 million from the fourth quarter.  The decline primarily stemmed from Canrig, Nabors’ rig equipment manufacturing subsidiary.  However, an increasing backlog indicates improving results for the rest of the year.  Nabors Drilling Solutions (NDS) revenue climbed by $9.8 million in the quarter to $27.4 million, and adjusted EBITDA improved to $2.9 million.  The increasing penetration of NDS products across the industry is expected to continue improving quarterly results.

William Restrepo, Nabors Chief Financial Officer, stated, “Despite the positive momentum derived from the rapid activity growth in our North American land markets, the bottoming rig count in our international business and the encouraging performance of NDS, the quarter was undoubtedly disappointing to our team.  Our results were challenged by the higher costs incurred to reactivate rigs in advance of revenues.  These costs consist of restocking, recertifying, recruiting and making ready nearly 40 rigs during the past two quarters in the lower 48. We not only experienced increased costs in the United States, but also internationally where we incurred accelerated inspection and recertification work, almost all of which was compressed into the first quarter.  Nonetheless, we remain positive about our progress to date and confident about future improvement. The first quarter items are either behind us or should subside progressively during the remainder of the year.”

Mr. Petrello concluded, “Notwithstanding the extraordinary cost issues we incurred this quarter, I am increasingly encouraged by the underlying positive trends in nearly all of our markets.  NDS continues on track to meet its growth targets with increasing penetration across all of its product offerings.  In our U.S. Drilling segment, we anticipate significant sequential increases going forward.  These emanate from our lower 48 operations as a result of diminishing costs, repricing of the preponderance of our fleet at rates meaningfully higher than our current average, and the deployment of the remaining new builds and SmartRig™ upgrades.  Internationally, we expect second quarter margins to return to the level we saw in the fourth quarter of 2016 as a result of reduced costs and the full contribution of recent rig startups.  However, while we still expect moderate sequential increases in our international rig count, our near-term outlook is more measured in light of project deferrals associated with the OPEC production cuts and the potential for these cuts to be extended.  Nonetheless, we continue to be encouraged by the high number of tenders in multiple markets substantiating our expectation for additional growth over the intermediate and longer-term.”

About Nabors

Nabors Industries (NYSE: NBR) owns and operates the world’s largest land-based drilling rig fleet and is a leading provider of offshore platform rigs in the United States and numerous international markets. Nabors also provides directional drilling services, performance tools, and innovative technologies throughout many of the most significant oil and gas markets. Leveraging our advanced drilling automation capabilities, Nabors’ highly skilled workforce continues to set new standards for operational excellence and transform our industry.

Forward-looking Statements

The information included in this press release includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to a number of risks and uncertainties, as disclosed by Nabors from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, Nabors’ actual results may differ materially from those indicated or implied by such forward-looking statements.  The forward-looking statements contained in this press release reflect management’s estimates and beliefs as of the date of this press release.  Nabors does not undertake to update these forward-looking statements.

Non-GAAP Disclaimer

This press release presents certain “non-GAAP” financial measures.  The components of these non-GAAP measures are computed by using amounts that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  Adjusted EBITDA is computed by subtracting the sum of direct costs, general and administrative expenses and research and engineering expenses from operating revenues.  Adjusted operating income (loss) is computed similarly, but also subtracts depreciation and amortization expenses from operating revenues. Net debt is computed by subtracting the sum of cash and short-term investments from total debt.  Each of these non-GAAP measures has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. In addition, adjusted EBITDA and adjusted operating income exclude certain cash expenses that we are obligated to make.  However, management evaluates the performance of our operating segments and the consolidated Company based on several criteria, including adjusted EBITDA, adjusted operating income (loss), and net debt, because it believes that these financial measures accurately reflect our ongoing profitability and performance. In addition, securities analysts and investors use these measures as some of the metrics on which they analyze the company’s performance. Other companies in our industry may compute these measures differently.  A reconciliation of adjusted EBITDA and adjusted operating income (loss) to income (loss) from continuing operations before income taxes and net debt to total debt, which are their nearest comparable GAAP financial measures, are included in the tables at the end of this press release.

Media Contact:  Dennis A. Smith, Vice President of Corporate Development & Investor Relations, +1 281-775-8038.  To request investor materials, contact Nabors’ corporate headquarters in Hamilton, Bermuda at +441-292-1510 or via e-mail at mark.andrews@nabors.com

NABORS INDUSTRIES LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Unaudited)

	Three Months Ended
	March 31,		December 31,
(In thousands, except per share amounts)	2017	2016	2016

Revenues and other income:
Operating revenues	$562,550	$597,571	$538,948
Earnings (losses) from unconsolidated affiliates	2	(167,151)	4
Investment income (loss)	721	343	260
Total revenues and other income	563,273	430,763	539,212

Costs and other deductions:
Direct costs	387,644	365,023	331,560
General and administrative expenses	63,409	62,334	52,603
Research and engineering	11,757	8,162	8,764
Depreciation and amortization	203,672	215,818	216,187
Interest expense	56,518	45,730	47,557
Other, net	13,510	182,404	275,270
Total costs and other deductions	736,510	879,471	931,941

Income (loss) from continuing operations before income taxes	(173,237)	(448,708)	(392,729)

Income tax expense (benefit)	(25,609)	(52,064)	(62,533)

Income (loss) from continuing operations, net of tax	(147,628)	(396,644)	(330,196)
Income (loss) from discontinued operations, net of tax	(439)	(926)	(4,266)

Net income (loss)	(148,067)	(397,570)	(334,462)
Less: Net (income) loss attributable to noncontrolling interest	(917)	(724)	(1,125)
Net income (loss) attributable to Nabors	$(148,984)	$(398,294)	$(335,587)

Amounts attributable to Nabors:
Net income (loss) from continuing operations	$(148,545)	$(397,368)	$(331,321)
Net income (loss) from discontinued operations	(439)	(926)	(4,266)
Net income (loss) attributable to Nabors	$(148,984)	$(398,294)	$(335,587)

Earnings (losses) per share:
Basic from continuing operations	$(.52)	$(1.41)	$(1.17)
Basic from discontinued operations	—	—	(.01)
Basic	$(.52)	$(1.41)	$(1.18)

Diluted from continuing operations	$(.52)	$(1.41)	$(1.17)
Diluted from discontinued operations	—	—	(.01)
Diluted	$(.52)	$(1.41)	$(1.18)

Weighted-average number of common shares outstanding:
Basic	277,781	275,851	276,793
Diluted	277,781	275,851	276,793

Adjusted EBITDA	$99,740	$162,052	$146,021

Adjusted operating income (loss)	$(103,932)	$(53,766)	$(70,166)

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(In thousands)	2017	2016
	(Unaudited)
ASSETS
Current assets:
Cash and short-term investments	$228,595	$295,202
Accounts receivable, net	514,446	508,355
Assets held for sale	77,118	76,668
Other current assets	302,497	275,614
Total current assets	1,122,656	1,155,839
Property, plant and equipment, net	6,218,699	6,267,583
Goodwill	166,999	166,917
Other long-term assets	586,958	596,676
Total assets	$8,095,312	$8,187,015

LIABILITIES AND EQUITY
Current liabilities:
Current debt	$313	$297
Other current liabilities	771,336	821,637
Total current liabilities	771,649	821,934
Long-term debt	3,661,665	3,578,335
Other long-term liabilities	475,604	531,951
Total liabilities	4,908,918	4,932,220

Equity:
Shareholders’ equity	3,177,948	3,247,025
Noncontrolling interest	8,446	7,770
Total equity	3,186,394	3,254,795
Total liabilities and equity	$8,095,312	$8,187,015

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

SEGMENT REPORTING

(Unaudited)

The following tables set forth certain information with respect to our reportable segments and rig activity:

	Three Months Ended
	March 31,		December 31,
(In thousands, except rig activity)	2017	2016	2016

Operating revenues:
Drilling & Rig Services:
U.S.	$161,934	$148,676	$148,959
Canada	27,808	17,494	16,917
International	338,223	401,055	343,259
Rig Services (1)	71,441	53,853	63,659
Subtotal Drilling & Rig Services	599,406	621,078	572,794

Other reconciling items (2)	(36,856)	(23,507)	(33,846)
Total operating revenues	$562,550	$597,571	$538,948

Adjusted EBITDA: (3)
Drilling & Rig Services:
U.S.	$26,629	$51,235	$49,245
Canada	6,335	2,122	2,647
International	108,656	148,309	128,289
Rig Services (1)	(2,107)	(1,481)	914
Subtotal Drilling & Rig Services	139,513	200,185	181,095

Other reconciling items (4)	(39,773)	(38,133)	(35,074)
Total adjusted EBITDA	$99,740	$162,052	$146,021

Adjusted operating income (loss): (5)
Drilling & Rig Services:
U.S.	$(63,182)	$(47,559)	$(42,947)
Canada	(4,011)	(7,278)	(8,553)
International	11,974	46,872	20,351
Rig Services (1)	(9,109)	(10,644)	(5,246)
Subtotal Drilling & Rig Services	(64,328)	(18,609)	(36,395)

Other reconciling items (4)	(39,604)	(35,157)	(33,771)
Total adjusted operating income (loss)	$(103,932)	$(53,766)	$(70,166)

Earnings (losses) from unconsolidated affiliates (6)	$2	$(167,151)	$4

Rig activity:
Average Rigs Working: (7)
U.S.	88.8	64.9	72.1
Canada	22.0	12.5	13.3
International	89.8	110.5	91.9
Total average rigs working	200.6	187.9	177.3

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(1)                     Includes our other services comprised of our manufacturing, directional drilling and complementary services.

(2)                     Represents the elimination of inter-segment transactions.

(3)                     Adjusted EBITDA is computed by subtracting the sum of direct costs, general and administrative expenses and research and engineering expenses from operating revenues. Adjusted EBITDA is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of our operating segments and the Company’s consolidated results based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures reflect our ongoing profitability and performance.  In addition, securities analysts and investors use this measure as one of the metrics on which they analyze our performance.  Other companies in our industry may compute these measures differently.  A reconciliation of this non-GAAP measure to income (loss) from continuing operations before income taxes, which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading “Reconciliation of Non-GAAP Financial Measures to Income (loss) from Continuing Operations before Income Taxes”.

(4)                     Represents the elimination of inter-segment transactions and unallocated corporate expenses.

(5)                     Adjusted operating income (loss) is computed by subtracting the sum of direct costs, general and administrative expenses, research and engineering expenses and depreciation and amortization from operating revenues. Adjusted operating income (loss) is a non-GAAP financial measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of our operating segments and the Company’s consolidated results based on several criteria, including adjusted EBITDA and adjusted operating income (loss), because it believes that these financial measures reflect our ongoing profitability and performance.  In addition, securities analysts and investors use this measure as one of the metrics on which they analyze our performance.  Other companies in our industry may compute these measures differently.  A reconciliation of this non-GAAP measure to income (loss) from continuing operations before income taxes, which is the most closely comparable GAAP measure, is provided in the table set forth immediately following the heading “Reconciliation of Non-GAAP Financial Measures to Income (loss) from Continuing Operations before Income Taxes”.

(6)                     Represents our share of the net income (loss), as adjusted for our basis difference, of our unconsolidated affiliates accounted for by the equity method, including losses of $167.1 million for the three months ended March 31, 2016, related to our share of the net loss of C&J Energy Services, Ltd. (“C&J”), which we reported on a quarter lag through June 30, 2016.  Beginning in the third quarter of 2016, we ceased accounting for our investment in C&J under the equity method of accounting.

(7)                     Represents a measure of the number of equivalent rigs operating during a given period.  For example, one rig operating 182.5 days during a 365-day period represents 0.5 average rigs working.

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES

(Unaudited)

	Three Months Ended
	March 31,		December 31,
(In thousands)	2017	2016	2016

Adjusted EBITDA	$99,740	$162,052	$146,021
Depreciation and amortization	(203,672)	(215,818)	(216,187)
Adjusted operating income (loss)	(103,932)	(53,766)	(70,166)

Earnings (losses) from unconsolidated affiliates	2	(167,151)	4
Investment income (loss)	721	343	260
Interest expense	(56,518)	(45,730)	(47,557)
Other, net	(13,510)	(182,404)	(275,270)
Income (loss) from continuing operations before income taxes	$(173,237)	$(448,708)	$(392,729)

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NABORS INDUSTRIES LTD. AND SUBSIDIARIES

RECONCILIATION OF NET DEBT TO TOTAL DEBT

	March 31,	December 31,
(In thousands)	2017	2016
	(Unaudited)

Current debt	$313	$297
Long-term debt	3,661,665	3,578,335
Total Debt	3,661,978	3,578,632
Less: Cash and short-term investments	228,595	295,202
Net Debt	$3,433,383	$3,283,430

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